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                            COACHMEN INDUSTRIES, INC
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              THOR INDUSTRIES, INC.
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                            IF OTHER THAN REGISTRANT)

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                              THOR INDUSTRIES, INC.
        419 WEST PIKE STREET, JACKSON CENTER, OHIO 45334 (937) 596 - 6849






             VIA FACSIMILE



             May 3, 2000

             Fellow Coachmen Stockholders:

             Yesterday, I.S.S., the nation's leading voting advisory service, dealt Coachmen a major defeat by recommending shareholders vote AGAINST its Board of Directors. We sent a press release to you concerning I.S.S.'s statement.

             Also in its statement I.S.S. characterized Coachmen's performance as "substandard."

             On April 27, 2000, Coachmen announced that its first quarter earnings would be 25(cent)-26(cent)per share, a 40% drop from last year's first quarter. As of today, Coachmen has still not issued its complete results for the quarter. Unusual?

             Thor continues to urge Coachmen shareholders to vote to WITHHOLD ALL NOMINEES for directors, and vote AGAINST the 2000 Omnibus Stock Incentive Program. If you wish to change a vote you have already made, please call D.F. King & Co., toll-free at 1-888-242-8149.

             Sincerely,





             Wade F. B. Thompson
             Chairman